Exhibit 99.1

Harris Corporation and L3 Technologies Set Closing Date for Merger

Highlights:
•	Regulatory approvals obtained; merger closing set for June 29, 2019
•	Combined company will be named L3Harris Technologies
•	Shares will trade on NYSE under ticker symbol “LHX”

MELBOURNE, Fla. and NEW YORK, June 21, 2019 — Harris Corporation (NYSE:HRS) and L3 Technologies (NYSE:LLL) announced that they have received the necessary regulatory approvals for their all-stock merger and have set a closing date of June 29, 2019.

Upon closing, Harris will be renamed L3Harris Technologies, Inc., and shares of L3Harris common stock will trade on the NYSE under ticker symbol “LHX”. L3 shares will cease trading upon market close on June 28 and convert into 1.3 L3Harris shares for each L3 share.

“Receiving these approvals marks the successful completion of a thorough regulatory review process – clearing the way for one of the largest mergers in defense industry history,” said William M. Brown, Chairman, CEO and President of Harris.

“Today’s announcement positions us to close the merger and establish L3Harris as an agile aerospace and defense technology innovator that delivers value for all of our stakeholders,” said Christopher E. Kubasik, Chairman, CEO and President of L3.

The regulatory process requires the divestiture of Harris’ Night Vision business, which is expected to be completed following the merger, pursuant to Harris’ previously announced sale agreement with Elbit Systems Ltd.

About Harris Corporation
Harris Corporation is a leading technology innovator, solving customers’ toughest mission-critical challenges by providing solutions that connect, inform and protect. Harris supports government and commercial customers in more than 100 countries and has approximately $6 billion in annual revenue. The company is organized into three business segments: Communication Systems, Electronic Systems and Space and Intelligence Systems. Learn more at harris.com.

About L3 Technologies
With headquarters in New York City and approximately 31,000 employees worldwide, L3 Technologies develops advanced defense technologies and commercial solutions in pilot training, aviation security, night vision and EO/IR, weapons, maritime systems and space. L3 is organized into three business segments: Intelligence, Surveillance and Reconnaissance Systems, Communications and Networked Systems and Electronic Systems. The company reported 2018 sales of $10.2 billion. To learn more about L3, please visit the company’s website at www.L3T.com.

Forward-Looking Statements
All statements other than historical facts may be forward-looking statements; words such as “may,” “will,” “should,” “likely,” “projects,” “financial guidance,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions are used to identify forward-looking statements. L3 and Harris caution investors that these statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond L3’s and Harris’ control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. In addition to factors previously disclosed in L3’s and Harris’ reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of L3 and Harris to terminate the definitive merger agreement between L3 and Harris or the right of one or both of Harris and Elbit to terminate the definitive agreement between them that provides for the night vision divestiture; the ability to satisfy the remaining outstanding closing conditions to the merger in a timely manner or at all; the ability to obtain regulatory approvals and satisfy other closing conditions to the night vision divestiture in a timely manner or at all; delay in closing the merger or the night vision divestiture; difficulties and delays in integrating the L3 and Harris businesses or fully realizing anticipated cost savings and other benefits; and events beyond L3’s, Harris’ and Elbit’s control, such as acts of terrorism. The foregoing list of risks and uncertainties that could cause actual results to differ from those described in forward-looking statements is not exhaustive. Further information relating to factors that may impact the Harris’ and L3’s results and forward-looking statements are disclosed in their respective filings with the SEC.

These forward-looking statements speak only as of the date of this communication or as of the date they were made, and neither L3 nor Harris undertakes any obligation to update forward-looking statements. For a more detailed discussion of certain of these factors, also see the information under the captions “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in L3’s and Harris’ Joint Proxy Statement/Prospectus that forms part of the Registration Statement on Form S-4 filed by Harris and the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in L3’s and Harris’ most recent reports on Form 10-K for the years ended December 31, 2018 and June 29, 2018, respectively, and any material updates to these factors contained in any of L3’s and Harris’ subsequent and future filings.

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Contacts:

Harris Corporation:
Investor Relations:
Anurag Maheshwari, +1-321-727-9383
anurag.maheshwari@harris.com
or
Media Relations:
Jim Burke, +1-321-727-9131
jim.burke@harris.com

L3 Technologies:
Investor Relations:
John Kim, +1-212-805-5230
john.kim@L3T.com
or
Media Relations:
Jennifer Barton, +1-917-822-6763
Jennifer.Barton@L3T.com